EXHIBIT 10.12

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made and entered into as of December 10, 2007 by and between Amiworld, Inc., a Nevada corporation (“AMIWORLD”) with its principal place of business located at 60 E. 42nd Street, Suite 1225, New York, NY 10165 and JASB of New York Corp., a New York corporation with its principal place of business located at 60 E. 42nd Street, Suite 1225, New York, NY 10165 (“JASB”), who hereby agree as follows.

WHEREAS, AMIWORLD is a holding company for a variety of companies including companies that are engaged in the development of a biodiesel plant in Columbia, South America, as well as the purchase and re-sale of oil from Trinidad & Tobago and Venezuela to Panama; and

WHEREAS, JASB owns 7,843,500 shares of the issued and outstanding stock in Odin Petroil, S.A., a Columbian corporation (“Odin”) engaged in the development and operation of an oil refinery located in Columbia, South America, which shares represent ownership of approximately 94.5% in said company (the “Odin Equity Interests”); and

WHEREAS, both JASB and AMIWORLD are controlled by similar persons and in order to avoid any conflicts of interest, an independent valuation was obtained from Alex Paramo Samper, who is not connected in any manner to either of the parties hereto and who placed a value of $12,404,400 on the business of Odin; and

WHEREAS, JASB is willing to sell the Odin Equity Interests to AMIWORLD upon the terms and conditions provided hereinbelow and AMIWORLD is willing to acquire the same.

NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments of AMIWORLD and JASB set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, AMIWORLD and JASB hereby agree as follows:

I.       PURCHASE AND SALE OF THE ODIN EQUITY INTERESTS

1.1       Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, JASB hereby agrees to sell, assign and transfer the Odin Equity Interests to AMIWORLD, and AMIWORLD hereby agrees to purchase and acquire the Odin Equity Interests from JASB.

II.     PURCHASE PRICE

2.1        Odin Equity Interests. In consideration for the assignment of the Odin Equity Interests to AMIWORLD, AMIWORLD shall issue to JASB an aggregate of 7,814,772 shares of its “restricted” common stock, representing approximately 42.9% of AMIWORLD’s issued and outstanding common stock after issuance thereof (the “AMIWORLD Shares”).

{00073759.DOC/}

2.2        Purchase Price Adjustments. The Purchase Price set forth above shall not be subject to adjustment for any increases or decreases in the net equity value of AMIWORLD.

III.	REPRESENTATIONS AND WARRANTIES OF JASB

JASB, as the majority shareholder of Odin, hereby represents and warrants to AMIWORLD, except as otherwise disclosed to AMIWORLD in a schedule attached hereto, to the best knowledge after due inquiry of JASB, as follows:

3.1        Organization and Good Standing. Odin is an entity duly organized, validly existing and in good standing under the laws of Columbia and has all requisite corporate power and authority to own and/or lease its assets and properties and to carry on its business as it is now being conducted. The copies of organizational documents of Odin, which have been delivered to AMIWORLD, are true and complete copies.

3.2      Share Ownership. JASB owns, beneficially and of record, all of the Odin Equity Interests, which will be sold to AMIWORLD free and clear of any liens and encumbrances or other restrictions which would in any way materially impair Odin’s right to effectively sell or transfer such Odin Equity Interests to AMIWORLD.

3.3	Representations Relating to the AMIWORLD Shares

(a)    The AMIWORLD Shares to be acquired herein are solely for JASB’s account and for investment and it has no plan, intention, contract, understanding, agreement or arrangement with any person or entity to sell, assign, pledge, hypothecate or otherwise transfer to any person or entity the AMIWORLD Shares, or any portion thereof.

(b)   JASB understands that neither the AMIWORLD Shares, nor the sale thereof to it have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or under any state securities laws. It further understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to it by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. It understands that it cannot sell the AMIWORLD Shares unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection it understands that AMIWORLD has advised its Transfer Agent that the AMIWORLD Shares to be issued to it by AMIWORLD are “restricted securities” under the 1933 Act and that they may not be transferred by it to any person without the prior consent of AMIWORLD, which consent will require an opinion of counsel to the effect that, in the event the AMIWORLD Shares are not registered under the 1933 Act, any transfer as may be proposed by it must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, JASB acknowledges that a legend to the following effect will be placed upon the certificate representing the AMIWORLD Shares and that the Transfer Agent has been advised of such facts:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

JASB understands that the foregoing legend on its certificate for the AMIWORLD Shares to be issued to it limits their value, including their value as collateral.

3.4      Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any party on the part of JASB or Odin is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

3.5        No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of JASB or Odin, any right, interest or valid claim against JASB or Odin for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

3.6       Questionable Payments. Neither JASB or Odin has knowingly (a) used any funds of Odin for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees from corporate funds, (c) established or maintained any unlawful or unrecorded fund or corporate moneys or other assets, (d) made any false or fictitious entries on the books or records of Odin, (e) made any bribe, payoff, kickback or other unlawful payment, or (f) made any payment or conferred any benefit which, under prevailing business practices, would be improper to promote or retain sales or maintain or procure good relations with a supplier or customer and/or banks or other financial institution in which Odin has an account or depository arrangement.

3.7       Assets Owned by Odin. Except as provided in Schedule 3.8 or as otherwise disclosed to AMIWORLD, Odin owns the all of its equipment used for the purpose of refining of petroleum or hydrocarbons for the production of liquid fuels derived from crude oil and/or its mixtures and all such equipment is in good working order.

3.8       Odin Financial Statements. JASB has provided to AMIWORLD Odin’s unaudited financial statements including an unaudited balance sheet and income statement, dated as of September 30, 2007. Relevant thereto:

(a)      The Odin balance sheets present fairly as of their date the financial condition of Odin. Odin does not have, as of the date of such balance sheet, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of Odin, in accordance with generally accepted accounting principles;

(b)	Odin has no liabilities with respect to the payment of any taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(c)         Odin has filed all income tax returns required to be filed by it from inception to the date hereof, if any;

(d)           The books and records, financial and others, of Odin are in all material respects complete and correct and have been maintained in accordance with good business accounting practices and can withstand a financial audit;

(e)          Except as and to the extent disclosed in the most recent Odin balance sheet and the Odin Schedules, Odin has no material contingent liabilities, direct or indirect, matured or unmatured.

3.9       Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against Odin or affecting Odin or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Odin. Odin does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

IV.	REPRESENTATIONS AND WARRANTIES OF AMIWORLD

AMIWORLD hereby represents and warrants to JASB, except as otherwise disclosed to JASB in a schedule attached hereto and except as otherwise disclosed to JASB in writing, to the best knowledge after due inquiry of AMIWORLD, as follows:

4.1        Organization and Good Standing. AMIWORLD is a corporation duly organized, validly existing and is in good standing under the laws of Nevadaand has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

4.2        Authorization. The execution, delivery and performance of this Agreement by AMIWORLD have been duly authorized by proper corporate action of AMIWORLD and is within its corporate powers. This Agreement constitutes the legal, valid and binding obligation of AMIWORLD and is enforceable against AMIWORLD in accordance with its terms.

4.3       Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any party on the part of AMIWORLD is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby.

4.4        No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of AMIWORLD, any right, interest or valid claim against AMIWORLD for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

V.     CLOSING

5.1        General Procedure. Upon the execution of this Agreement (the “Closing”), each party shall deliver to the other party such documents, instruments and materials in their possession as may be reasonably required in order to effectuate the intent and provisions of this Agreement, and all such documents, instruments and materials shall be reasonably satisfactory in form and substance to counsel for the other parties.

5.2        Conditions to Obligation of AMIWORLD. The obligation of AMIWORLD to complete the purchase of the Odin Equity Interests and other transactions contemplated herein on the Closing in accordance with the terms set forth in this Agreement is, at the option of AMIWORLD, subject to the satisfaction (or waiver by AMIWORLD) of each of the following conditions:

(a)        Accuracy of Representations and Warranties. The representations and warranties made by JASB in this Agreement shall be correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made on the Closing.

(b)        No Injunction. There shall not be in effect, as of the Closing, any non-appealable injunction or other binding order of any court or other tribunal having jurisdiction that prohibits the purchase of the Odin Equity Interests by AMIWORLD.

(c)        Delivery of Closing Documents. JASBshall have delivered or be prepared to deliver to AMIWORLD the closing items identified in Section 5.4(a).

5.3        Conditions to Obligation of JASB. The obligation of JASB hereunder to complete the sale of the Odin Equity Interests on the Closing on the terms set forth in this Agreement is, at the option of JASB, subject to the satisfaction (or waiver by JASB) of each of the following conditions:

(a)        Accuracy of Representations and Warranties. The representations and warranties made by AMIWORLD in this Agreement shall be correct in all material respects on and as of the Closing with the same force and effect as though such representations and warranties had been made on the Closing.

(b)        No Injunction. There shall not be in effect, as of the Closing, any non-appealable injunction or other binding order of any court or other tribunal having jurisdiction that prohibits the purchase of the AMIWORLD Shares by JASB.

(c)        Delivery of Closing Documents. AMIWORLD shall have delivered to JASB each of the closing items identified in Section 5.4(b) in form satisfactory to JASB.

5.4	Specific Items to be Delivered at the Closing. The parties shall deliver or shall cause to be delivered the following items to the appropriate party at the closing of the transactions contemplated by this Agreement:

(a)	To be delivered by JASB:

(i)	A duly executed stock power conveying to AMIWORLD the Odin Equity Interests.

(b)	To be delivered by AMIWORLD:

(i)	A stock certificate for the AMIWORLD Shares; and

(iii)	Copies of the minutes of the AMIWORLD Board of Directors, duly certified, confirming the authority to issue the AMIWORLD Shares,.

VI.    POST-CLOSING COVENANTS

6.1        Access to Records After Closing. From and after the Closing, AMIWORLD shall have reasonable access to inspect and copy all books and records that JASB retains after the Closing with regard to business activities preceding the Closing for reasonable purposes (e.g., audits, etc.). Such access shall be afforded by the party maintaining such books and records upon receipt of reasonable advance notice and during normal business hours.

6.2       Odin Equity Interests. All of the equity owners of Odin are set forth on Schedule 6.2. There are no other agreements or commitments by JASB, Odin or any of its equity owners, whether written, oral, or otherwise, to issue, transfer, or sell any Odin Equity Interests or which have already been issued, whether warrants, options, shares, or otherwise.

6.3       Due Diligence. Prior to Closing, JASB has made available for AMIWORLD’s review the facilities, books, contracts, commitments, information and business records of Odin as requested by AMIWORLD or AMIWORLD’s counsel, accountants, or other agents or representatives to complete reasonable due diligence on behalf of AMIWORLD. By its signature below, AMIWORLD confirms that AMIWORLD, its counsel, accountants, and other representatives have been afforded by JASB complete access to all facilities, books, contracts, commitments, information and business records of Odin, including any due diligence materials it has requested and is fully satisfied with the results of its due diligence review.

6.4       Survival. The post-closing covenants set forth herein shall survive in accordance with their respective terms. Each of the parties acknowledges that, except as expressly provided herein, none of the parties hereto, and none of the representatives of either party hereto, has made or is making any representations or warranties whatsoever, implied or otherwise.

VII. MISCELLANEOUS

7.1       Binding Effect: No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective heirs,

successors and permitted assigns, as applicable. This Agreement is not intended to confer on any party not a signatory hereto any rights and remedies hereunder.

7.2       Governing Law. This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the State of New York, without regard to conflict of law provisions, as if all performance under this Agreement were to occur within the State of New York.

7.3       Arbitration: Venue. Any disputes arising under, or related to, this Agreement shall be resolved in accordance with the following provisions:

(a)       In the event that a dispute should arise among the parties with respect to the interpretation and implementation of this Agreement or if the parties fail to come to mutual agreement with respect to any decision that is to be mutually agreed hereunder, each party agrees to use all reasonable efforts to solve such dispute in negotiations, including, subject to the parties’ agreement at such time, non-binding mediation.

(b)       In the event that a dispute resolution according to the foregoing is not successful within thirty (30) days of institution of such negotiations, any dispute, controversy or claim arising out of or relating to this Agreement or breach hereof shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. The arbitrators shall be citizens or residents of the United States. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The award shall be final and binding on the parties, and written in English, and each party hereby waives to the fullest extent permitted by law any right it may otherwise have under the laws of any jurisdiction to any form of appeal. The award may include an award of costs, including reasonable attorneys’ fees and disbursements. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, and with respect thereto, each party (i) irrevocably submits to the jurisdiction of any court of competent jurisdiction located in New York, New York; (ii) waives any argument that venue in such forum is not convenient; and (iii) consents to the jurisdiction of such courts regardless of their state or country of residence.

7.4       Notices. All notices, consents, requests, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight delivery service, pending the designation of another address, or (d) sent by facsimile transmission, addressed to the receiving party at the address indicated hereinabove, or such other address as a party may designate in the future, in writing.

7.5       Entire Agreement and Amendments. This Agreement (together with the Exhibits and Schedules attached hereto, each of which are hereby incorporated herein) sets forth the entire agreement between JASB and AMIWORLD relating to the subject matter hereof, superseding in all respects any and all prior oral or written agreements or understandings between them pertaining to the transactions contemplated by this Agreement. This Agreement shall be amended or modified only by written instrument signed by each of the parties hereto.

7.6       Interpretation. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement. Each party has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice. Section and article headings used in this Agreement have no legal significance and are used solely for convenience of reference.

7.7       Assignment. No party shall assign its rights or delegate its responsibilities without the prior written consent of the other parties hereto.

7.8       Expenses. Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement

7.9       Force Majeure. Neither party shall be in default under this Agreement or liable for any nonperformance that is caused by fire, flood, explosion, war, strike, embargo, or any act, order or requirement of a regulatory body, court or legislature, civil or military authority, act of God, act or omission of any third party, or other cause beyond such party’s reasonable control during the period and to the extent that such extraordinary condition delays, impairs or prevents such party’s performance.

7.10     Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or other related document, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover, and the court or arbitrator shall award, reasonable attorneys’ fees in addition to any other available remedy.

7.11     Counterparts Facsimile Execution. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, a facsimile or telecopy document is to be re-executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier machine as a defense to the enforcement of the Agreement or any amendment or other document executed in compliance with this Section.

7.12     Governing Language. This Agreement shall be executed in the English language. Any translation of this Agreement into a language other than English shall be for the convenience of the parties only, it being understood that the English version shall control. In the event of any dispute with regard to this Agreement and its interpretation, the English language version of this Agreement shall prevail.

(Balance of Page Intentionally Left Blank – Signature Page Follows)

IN WITNESS WHEREOF, JASB and AMIWORLD have executed this Agreement as of the date set forth in the first paragraph.

JASB OF NEW YORK CORP.

a New York corporation

By:__s/Takahito Sakagami______________

Its:COO__________________________

AMIWORLD, INC.

a Nevada corporation

By:__s/Mamoru Saito__________________

Its:___CEO__________________________